CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 9, 2006 relating to the financial statements of ZIOPHARM Oncology, Inc. for the year ended December 31, 2005, included in this Form 10-KSB, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-129884).

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
March 20, 2006